                                                         EXHIBIT NO. EX-99.j.3.f

                                POWER OF ATTORNEY

     I, Joseph Varnas, President of SMA Relationship Trust (the "Trust"), hereby constitute and appoint Amy R. Doberman, David M. Goldenberg, Bruce G. Leto, Mark
A. Sheehan and Jana L.  Cresswell,  and each of them singly,  my true and lawful attorneys,  with  full  power to sign for me, in my name and in my  capacity  as
President of the Trust, any registration  statement of the Trust on Form N-1A or
Form N-14, or any amendments thereto, and all instruments necessary or desirable in connection therewith, and hereby ratify and confirm my signature as it may be signed by said attorneys to these registration statements,  amendments and other instruments.

Signature                  Title                         Date

/s/Joseph Varnas
Joseph Varnas            President                   May 19, 2003